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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference in  Registration  Statement  Nos.
333-46360,  333-39402,  333-66048  and  333-62278  of  American  Electric  Power
Company, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-50109 of American Electric Power Company, Inc. on Form S-8,
Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8, Post Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3, Post Effective Amendment No. 1 to Registration Statement No. 333-86050 of American Electric Power Company, Inc. on Form S-3 and Registration Statement No. 333-58540 of American Electric Power Company, Inc. on Form S-3, of our reports dated February 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 20, 2003